First Internet Bancorp Reports Second Quarter 2023 Results

Fishers, Indiana, July 26, 2023 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

•Net income of $3.9 million and diluted earnings per share of $0.44

•Deposit growth of $232.0 million, a 6.4% increase from the first quarter of 2023

•Loan growth of $39.6 million, a 1.1% increase from the first quarter of 2023

•The loans to deposits ratio was 94.6%, compared to 99.6% in the first quarter of 2023

•Net interest margin of 1.53% and fully-taxable equivalent net interest margin of 1.64%, compared to 1.76% and 1.89%, respectively, for the first quarter of 2023

•Nonperforming loans declined to 0.17% of total loans

•Repurchased 203,000 common shares at an average price of $13.52 per share

•Tangible common equity to tangible assets of 7.07%; CET1 ratio of 10.10%; tangible book value per share of $39.85, a 1.6% increase from the first quarter of 2023
•
“Following the events in the banking sector that occurred in March, we responded quickly to further enhance our balance sheet liquidity,” said David Becker, Chairman and Chief Executive Officer. “These actions resulted in higher deposit costs and cash balances, which impacted our earnings, but further solidified our strong foundation. Moreover, credit measures improved during the second quarter, asset quality overall remains sound, and our capital position is strong, leaving us well-positioned for the road ahead. At the same time, we continued to execute our strategy of optimizing the loan portfolio composition through funding high quality variable rate and higher yielding loans. New origination yields continued to meaningfully improve during the quarter, and our SBA team delivered strong results, setting the stage for us to achieve stronger earnings and profitability as deposit costs stabilize.”

Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2023 was $18.1 million, compared to $19.6 million for the first quarter of 2023, and $25.7 million for the second quarter of 2022. On a fully-taxable equivalent basis, net interest income for the second quarter of 2023 was $19.5 million, compared to $21.0 million for the first quarter of 2023, and $27.1 million for the second quarter of 2022.

Total interest income for the second quarter of 2023 was $58.1 million, an increase of 11.7% compared to the first quarter of 2023, and an increase of 61.0% compared to the second quarter of 2022. On a fully-taxable equivalent basis, total interest income for the second quarter of 2023 was $59.5 million, an increase of 11.3% compared to the first quarter of 2023 and an increase of 58.7% compared to the second quarter of 2022. The increase from the linked quarter was due primarily to growth in interest income earned on loans, other earning assets and securities. The yield on average interest-earning assets for the second quarter of 2023 increased to 4.89% from 4.69% for the first quarter of 2023 due primarily to a 19 basis point (“bp”) increase in the average loan yield, a 49 bp increase in the yield earned on other earning assets, and a 7 bp increase in the yield earned on securities. Compared to the linked quarter, average loan balances increased $72.9 million, or 2.0%, while the average balance of other earning assets increased $180.0 million, or 54.3%, and the average balance of securities increased $18.9 million, or 3.2%.

Interest income earned on commercial loans was higher due to increased average balances and the positive impact of higher rates in the variable rate small business lending, construction and investor commercial real estate portfolios, as well as growth and higher yields on new originations in the franchise finance portfolio. This was partially offset by lower average balances in the healthcare finance and public finance portfolios.

In the consumer portfolio, interest income was up due to higher yields on new originations and growth in the average balances of the trailers, recreational vehicles and other consumer loans portfolios. Additionally, the average balance in the residential mortgage portfolio increased due to draws on existing construction/perm loans.

The yield on funded portfolio originations was 8.42% in the second quarter of 2023, an increase of 66 bps compared to the first quarter of 2023, and an increase of 366 bps compared to the second quarter of 2022. Because of the fixed-rate nature of certain larger portfolios, there is a lagging impact of origination yields on the portfolio, which are expected to increase over time.

Interest earned on cash and other earning asset balances increased $2.7 million, or 72.2%, during the quarter due to the impact of higher short-term interest rates on cash balances as well as a $180.0 million, or 60.0%, increase in average cash balances. Furthermore, interest income earned on securities increased $0.3 million, or 6.6%, during the second quarter of 2023 due to an increase in the yield earned on the portfolio and an increase in average balances. The yield on the portfolio increased 7 bps to 3.12%, driven primarily by variable rate securities resetting higher and higher yields on new purchases.

Total interest expense for the second quarter of 2023 was $40.0 million, an increase of $7.5 million, or 23.2%, compared to the linked quarter, due to increases in both market interest rates and average interest-bearing deposit balances throughout the quarter. Interest expense related to interest-bearing deposits increased $7.4 million, or 27.2%, driven primarily by higher costs on CDs and brokered deposits and, to a lesser extent, interest-bearing demand deposits. The cost of interest-bearing deposits was 3.75% for the second quarter, compared to 3.24% for the first quarter of 2023. The pace of increase in deposit costs during the second quarter was the slowest experienced by the Company in the past four quarters.

Average CD balances increased $231.1 million, or 21.9%, while the cost of funds increased 72 bps, as strong consumer and small business demand resumed during the quarter. The average balance of brokered deposits increased $147.3 million, or 24.9%, due in part to funding early in the quarter to supplement on-balance sheet liquidity, while the cost of funds increased 54 bps.

The average balance of BaaS deposits increased by $62.3 million, or 137.3%, from the first quarter of 2023 and totaled $154.5 million at quarter-end as existing programs grew and other Fintech programs were onboarded during the quarter.

Net interest margin (“NIM”) was 1.53% for the second quarter of 2023, down from 1.76% for the first quarter of 2023, and 2.60% for the second quarter of 2022. Fully-taxable equivalent NIM (“FTE NIM”) was 1.64% for the second quarter of 2023, down from 1.89% for the first quarter of 2023, and 2.74% for the second quarter of 2022. The decreases in NIM and FTE NIM compared to the linked quarter were driven primarily by the effect of higher interest-bearing deposit costs, partially offset by higher yields on loans, other earning assets and securities. Additionally, given the volatility in the banking industry over the last several months, the Company carried higher cash balances during the quarter, which were estimated to have negatively impacted NIM and FTE NIM by 6 to 7 bps.

Noninterest Income
Noninterest income for the second quarter of 2023 was $5.9 million, up $0.4 million, or 7.8%, from the first quarter of 2023, and up $1.6 million, or 36.1%, from the second quarter of 2022. Gain on sale of loans totaled $4.9 million for the second quarter of 2023, up $0.8 million, or 19.9%, from the linked quarter. Gain on sale revenue in the quarter consisted entirely of gain on the sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans, which increased due to a higher volume of loan sales, as well as modestly higher net premiums. Net loan servicing revenue declined $0.2 million during the quarter due to amortization and a lower fair value adjustment to the loan servicing asset.

Noninterest Expense
Noninterest expense for the second quarter of 2023 was $18.7 million, down $2.3 million, or 10.9%, from the first quarter of 2023, and up $0.7 million, or 3.8%, from the second quarter of 2022. Excluding $3.1 million of mortgage operation and exit costs, noninterest expense totaled $17.9 million for the first quarter of 2023. On a comparable basis, noninterest expense increased $0.8 million, or 4.3%, in the second quarter as compared to the adjusted noninterest expense for the first quarter. Salaries and employee benefits expense increased $1.1 million in the second quarter due primarily to higher SBA incentive compensation driven by increased origination activity. In addition, deposit insurance premiums increased from the linked quarter due primarily to year-over-year asset growth and changes in the composition of the loan and deposit portfolios. These increases were partially offset by declines in loan expenses, consulting and professional fees and data processing expenses.

Income Taxes
The Company recognized an income tax benefit of $0.2 million for the second quarter of 2023, compared to an income tax benefit of $2.3 million for the first quarter of 2023, and an income tax expense of $1.3 million and an effective tax rate of 11.8% for the second quarter of 2022. The income tax benefit in the second quarter of 2023 reflects the benefit of tax-exempt income relative to the lower amount of stated pre-tax income.

Loans and Credit Quality
Total loans as of June 30, 2023 were $3.6 billion, an increase of $39.6 million, or 1.1%, compared to March 31, 2023, and an increase of $564.7 million, or 18.3%, compared to June 30, 2022. Total commercial loan balances were $2.8 billion as of June 30, 2023, an increase of $25.2 million, or 0.9%, compared to March 31, 2023, and an increase of $393.3 million, or 16.1%, compared to June 30, 2022. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by growth in construction and small business lending balances, as well as modest growth in franchise finance balances. These items were partially offset by decreases in the public finance and single tenant lease financing portfolios as well as continued runoff in the healthcare finance portfolio.

Total consumer loan balances were $772.7 million as of June 30, 2023, an increase of $16.3 million, or 2.2%, compared to March 31, 2023, and an increase of $178.6 million, or 30.1%, compared to June 30, 2022. The increase compared to the linked quarter was due primarily to higher balances in the trailers, recreational vehicles and other consumer loans portfolios, as well as draws on existing residential mortgage construction/perm loans.

Total delinquencies 30 days or more past due were 0.09% of total loans as of June 30, 2023, compared to 0.13% at March 31, 2023, and 0.06% as of June 30, 2022. Nonperforming loans to total loans was 0.17% as of June 30, 2023, compared to 0.26% at March 31, 2023, and 0.15% as of June 30, 2022. Nonperforming loans totaled $6.2 million at June 30, 2023, down from $9.2 million at March 31, 2023. The decrease was due primarily to the resolution of one C&I participation loan that was placed on nonaccrual status in the first quarter of 2023.

The allowance for credit losses (“ACL”) as a percentage of total loans was 0.99% as of June 30, 2023, compared to 1.02% as of March 31, 2023, and 0.95% as of June 30, 2022. The decrease in the ACL reflects the positive impact of economic data on forecasted loss rates for certain portfolios.

Net charge-offs were $1.6 million in the second quarter of 2023, compared to net charge-offs of $7.2 million in the first quarter of 2023. The linked quarter decline was due to the partial charge-off of the aforementioned C&I participation loan in the first quarter, which totaled $6.9 million. Net charge-offs in the second quarter were driven primarily by small business lending, as well as one franchise finance loan. As a result, net charge-offs to average loans totaled 17 bps in the second quarter, down from 82 bps in the first quarter.

The provision for credit losses in the second quarter was $1.7 million, compared to $9.4 million for the first quarter of 2023, which included the charge-off of the C&I participation loan mentioned above. The provision for the second quarter was driven primarily by net charge-offs and an increase in the reserve for unfunded commitments, partially offset by the positive impact of economic forecasts on certain portfolios.

Capital
As of June 30, 2023, total shareholders’ equity was $354.3 million, a decrease of $1.2 million, or 0.3%, compared to March 31, 2023, and a decrease of $11.0 million, or 3.0%, compared to June 30, 2022. The decrease in shareholders’ equity during the second quarter of 2023 was due primarily to stock repurchase activity and an increase in accumulated other comprehensive loss, partially offset by net income earned during the quarter. Book value per common share was $40.38 as of June 30, 2023, up from $39.76 as of March 31, 2023, and up from $38.85 as of June 30, 2022. Tangible book value per share was $39.85, up from $39.23 as of March 31, 2023, and up from $38.35 as of June 30, 2022.

In connection with its previously announced stock repurchase program, the Company repurchased 203,000 shares of its common stock during the second quarter of 2023 at an average price of $13.52 per share. The Company has repurchased $38.9 million of stock under its authorized programs since November of 2021.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of June 30, 2023.

	As of June 30, 2023
	Company	Bank

Total shareholders’ equity to assets	7.16%	8.86%
Tangible common equity to tangible assets [1]	7.07%	8.77%
Tier 1 leverage ratio [2]	7.63%	9.35%
Common equity tier 1 capital ratio [2]	10.10%	12.39%
Tier 1 capital ratio [2]	10.10%	12.39%
Total risk-based capital ratio [2]	13.87%	13.37%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 2:00 p.m. Eastern Time on Thursday, July 27, 2023 to discuss its quarterly financial results. The call can be accessed via telephone at (888) 259-6580; access code: 24458732. A recorded replay can be accessed through August 26, 2023 by dialing (877) 674-7070; access code: 458732

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a financial holding company with assets of $4.9 billion as of June 30, 2023. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK”. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “growth,” “help,” “may,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, SBA, and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted total revenue, adjusted noninterest income, adjusted noninterest expense, adjusted income (loss) before income taxes, adjusted income tax (benefit) provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity and adjusted return on average tangible common equity used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Director of Corporate Administration	President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Income (loss)	$3,882	(3,017)	$9,545	$865	$20,754

Per share and share information
Earnings (loss) per share - basic	$0.44	$(0.33)	$0.99	$0.10	$2.14
Earnings(loss) per share - diluted	0.44	(0.33)	0.99	0.10	2.13
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	40.38	39.76	38.85	40.38	38.85
Tangible book value per common share [1]	39.85	39.23	38.35	39.85	38.35
Common shares outstanding	8,774,507	8,943,477	9,404,000	8,774,507	9,404,000
Average common shares outstanding:
Basic	8,903,213	9,024,072	9,600,383	8,963,308	9,694,729
Diluted	8,908,180	9,024,072	9,658,689	8,980,262	9,764,232
Performance ratios
Return on average assets	0.32%	(0.26%)	0.93%	0.04%	1.01%
Return on average shareholders' equity	4.35%	(3.37%)	10.23%	0.48%	11.09%
Return on average tangible common equity [1]	4.40%	(3.41%)	10.36%	0.49%	11.23%
Net interest margin	1.53%	1.76%	2.60%	1.64%	2.58%
Net interest margin - FTE [1,2]	1.64%	1.89%	2.74%	1.76%	2.71%
Capital ratios [3]
Total shareholders' equity to assets	7.16%	7.53%	8.91%	7.16%	8.91%
Tangible common equity to tangible assets [1]	7.07%	7.44%	8.81%	7.07%	8.81%
Tier 1 leverage ratio	7.63%	8.10%	9.45%	7.63%	9.45%
Common equity tier 1 capital ratio	10.10%	10.30%	12.46%	10.10%	12.46%
Tier 1 capital ratio	10.10%	10.30%	12.46%	10.10%	12.46%
Total risk-based capital ratio	13.87%	14.13%	16.74%	13.87%	16.74%
Asset quality
Nonperforming loans	$6,227	$9,221	$4,527	$6,227	$4.527
Nonperforming assets	6,397	9,346	4,550	6,397	4,550
Nonperforming loans to loans	0.17%	0.26%	0.15%	0.17%	0.15%
Nonperforming assets to total assets	0.13%	0.20%	0.11%	0.13%	0.11%
Allowance for credit losses - loans to:
Loans	0.99%	1.02%	0.95%	0.99%	0.95%
Nonperforming loans	579.1%	400.0%	644.0%	579.1%	644.0%
Net charge-offs to average loans	0.17%	0.82%	0.04%	0.49%	0.05%
Average balance sheet information
Loans	$3,653,839	$3,573,827	$2,998,144	$3,614,054	$2,973,173
Total securities	604,182	585,270	620,396	594,777	634,485
Other earning assets	511,295	331,294	322,302	421,793	388,760
Total interest-earning assets	4,771,623	4,499,782	3,962,589	4,636,453	4,021,330
Total assets	4,927,712	4,647,156	4,097,865	4,788,209	4,156,068
Noninterest-bearing deposits	117,496	134,988	108,980	126,194	110,605
Interest-bearing deposits	3,713,086	3,411,969	3,018,422	3,563,359	3,044,775
Total deposits	3,830,582	3,546,957	3,127,402	3,689,553	3,155,380
Shareholders' equity	358,312	363,273	374,274	360,779	377,504

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	June 30, 2023	March 31, 2023	June 30, 2022
Assets
Cash and due from banks	$9,503	$27,741	$6,155
Interest-bearing deposits	456,128	276,231	201,798
Securities available-for-sale, at fair value	379,394	395,833	425,489
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	230,605	210,761	185,113
Loans held-for-sale	32,001	18,144	31,580
Loans	3,646,832	3,607,242	3,082,127
Allowance for credit losses - loans	(36,058)	(36,879)	(29,153)
Net loans	3,610,774	3,570,363	3,052,974
Accrued interest receivable	24,101	22,322	17,466
Federal Home Loan Bank of Indianapolis stock	28,350	28,350	25,219
Cash surrender value of bank-owned life insurance	40,357	40,105	39,369
Premises and equipment, net	73,525	74,248	70,288
Goodwill	4,687	4,687	4,687
Servicing asset	8,252	7,312	5,345
Other real estate owned	106	106	—
Accrued income and other assets	49,266	45,116	34,323
Total assets	$4,947,049	$4,721,319	$4,099,806

Liabilities
Noninterest-bearing deposits	$119,291	$140,449	$126,153
Interest-bearing deposits	3,735,017	3,481,841	3,025,948
Total deposits	3,854,308	3,622,290	3,152,101
Advances from Federal Home Loan Bank	614,931	614,929	464,925
Subordinated debt	104,684	104,608	104,381
Accrued interest payable	3,338	2,592	2,005
Accrued expenses and other liabilities	15,456	21,328	11,062
Total liabilities	4,592,717	4,365,747	3,734,474
Shareholders' equity
Voting common stock	186,545	189,202	204,071
Retained earnings	200,973	197,623	192,011
Accumulated other comprehensive loss	(33,186)	(31,253)	(30,750)
Total shareholders' equity	354,332	355,572	365,332
Total liabilities and shareholders' equity	$4,947,049	$4,721,319	$4,099,806

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest income
Loans	$46,906	$43,843	$32,415	$90,749	$65,603
Securities - taxable	3,835	3,606	2,567	7,441	4,788
Securities - non-taxable	860	798	328	1,658	577
Other earning assets	6,521	3,786	796	10,307	1,172
Total interest income	58,122	52,033	36,106	110,155	72,140
Interest expense
Deposits	34,676	27,270	6,408	61,946	12,505
Other borrowed funds	5,301	5,189	4,018	10,490	8,205
Total interest expense	39,977	32,459	10,426	72,436	20,710
Net interest income	18,145	19,574	25,680	37,719	51,430
Provision for credit losses	1,698	9,415	1,185	11,113	1,976
Net interest income after provision for credit losses	16,447	10,159	24,495	26,606	49,454
Noninterest income
Service charges and fees	218	209	281	427	597
Loan servicing revenue	850	785	620	1,635	1,205
Loan servicing asset revaluation	(358)	(55)	(470)	(413)	(767)
Mortgage banking activities	—	76	1,710	76	3,583
Gain on sale of loans	4,868	4,061	1,952	8,929	5,797
Other	293	370	221	663	719
Total noninterest income	5,871	5,446	4,314	11,317	11,134
Noninterest expense
Salaries and employee benefits	10,706	11,794	10,832	22,500	20,710
Marketing, advertising and promotion	705	844	920	1,549	1,676
Consulting and professional fees	711	926	1,197	1,637	3,122
Data processing	520	659	490	1,179	939
Loan expenses	1,072	1,977	693	3,049	2,275
Premises and equipment	2,661	2,777	2,419	5,438	4,959
Deposit insurance premium	936	543	287	1,479	568
Other	1,359	1,434	1,147	2,793	2,516
Total noninterest expense	18,670	20,954	17,985	39,624	36,765
Income (loss) before income taxes	3,648	(5,349)	10,824	(1,701)	23,823
Income tax (benefit) provision	(234)	(2,332)	1,279	(2,566)	3,069
Net income (loss)	$3,882	$(3,017)	$9,545	$865	$20,754

Per common share data
Earnings (loss) per share - basic	$0.44	$(0.33)	$0.99	$0.10	$2.14
Earnings (loss) per share - diluted	$0.44	$(0.33)	$0.99	$0.10	$2.13
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,656,146	$46,906	5.15%	$3,583,218	$43,843	4.96%	$3,019,891	$32,415	4.31%
Securities - taxable	531,040	3,835	2.90%	511,923	3,606	2.86%	543,422	2,567	1.89%
Securities - non-taxable	73,142	860	4.72%	73,347	798	4.41%	76,974	328	1.71%
Other earning assets	511,295	6,521	5.12%	331,294	3,786	4.63%	322,302	796	0.99%
Total interest-earning assets	4,771,623	58,122	4.89%	4,499,782	52,033	4.69%	3,962,589	36,106	3.65%
Allowance for credit losses - loans	(36,671)			(35,075)			(28,599)
Noninterest-earning assets	192,760			182,449			163,875
Total assets	$4,927,712			$4,647,156			$4,097,865

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$359,969	$1,509	1.68%	$333,642	$900	1.09%	$348,274	$466	0.54%
Savings accounts	29,915	64	0.86%	38,482	82	0.86%	66,657	68	0.41%
Money market accounts	1,274,453	12,314	3.88%	1,377,600	12,300	3.62%	1,427,665	1,921	0.54%
BaaS - brokered deposits	22,918	230	4.03%	14,741	138	3.80%	71,234	154	0.87%
Certificates and brokered deposits	2,025,831	20,559	4.07%	1,647,504	13,850	3.41%	1,104,592	3,799	1.38%
Total interest-bearing deposits	3,713,086	34,676	3.75%	3,411,969	27,270	3.24%	3,018,422	6,408	0.85%
Other borrowed funds	719,577	5,301	2.95%	719,499	5,189	2.92%	583,553	4,018	2.76%
Total interest-bearing liabilities	4,432,663	39,977	3.62%	4,131,468	32,459	3.19%	3,601,975	10,426	1.16%
Noninterest-bearing deposits	117,496			134,988			108,980
Other noninterest-bearing liabilities	19,241			17,427			12,636
Total liabilities	4,569,400			4,283,883			3,723,591
Shareholders' equity	358,312			363,273			374,274
Total liabilities and shareholders' equity	$4,927,712			$4,647,156			$4,097,865

Net interest income		$18,145			$19,574			$25,680

Interest rate spread			1.27%			1.50%			2.49%
Net interest margin			1.53%			1.76%			2.60%
Net interest margin - FTE [2,3]			1.64%			1.89%			2.74%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,619,883	$90,749	5.06%	$2,998,085	$65,603	4.41%
Securities - taxable	521,533	7,441	2.88%	555,533	4,788	1.74%
Securities - non-taxable	73,244	1,658	4.56%	78,952	577	1.47%
Other earning assets	421,793	10,307	4.93%	388,760	1,172	0.61%
Total interest-earning assets	4,636,453	110,155	4.79%	4,021,330	72,140	3.62%
Allowance for loan losses	(35,877)			(28,288)
Noninterest-earning assets	187,633			163,026
Total assets	$4,788,209			$4,156,068

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$346,878	$2,409	1.40%	$333,361	$878	0.53%
Savings accounts	34,175	145	0.86%	63,653	121	0.38%
Money market accounts	1,325,741	24,614	3.74%	1,440,976	3,425	0.48%
BaaS - brokered deposits	18,852	368	3.94%	41,836	160	0.77%
Certificates and brokered deposits	1,837,713	34,410	3.78%	1,164,949	7,921	1.37%
Total interest-bearing deposits	3,563,359	61,946	3.51%	3,044,775	12,505	0.83%
Other borrowed funds	719,538	10,490	2.94%	601,274	8,205	2.75%
Total interest-bearing liabilities	4,282,897	72,436	3.41%	3,646,049	20,710	1.15%
Noninterest-bearing deposits	126,194			110,605
Other noninterest-bearing liabilities	18,339			21,910
Total liabilities	4,427,430			3,778,564
Shareholders' equity	360,779			377,504
Total liabilities and shareholders' equity	$4,788,209			$4,156,068

Net interest income		$37,719			$51,430

Interest rate spread			1.38%			2.47%
Net interest margin			1.64%			2.58%
Net interest margin - FTE [2,3]			1.76%			2.71%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	June 30, 2023		March 31, 2023		June 30, 2022
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$112,423	3.1%	$113,198	3.1%	$110,540	3.6%
Owner-occupied commercial real estate	59,564	1.6%	59,643	1.7%	61,277	2.0%
Investor commercial real estate	137,504	3.8%	142,174	3.9%	52,648	1.7%
Construction	192,453	5.3%	158,147	4.4%	143,475	4.7%
Single tenant lease financing	947,466	25.9%	952,533	26.4%	867,181	28.1%
Public finance	575,541	15.8%	604,898	16.8%	613,759	19.9%
Healthcare finance	245,072	6.7%	256,670	7.1%	317,180	10.3%
Small business lending	170,550	4.7%	136,382	3.8%	102,724	3.3%
Franchise finance	390,479	10.6%	382,161	10.6%	168,942	5.5%
Total commercial loans	2,831,052	77.5%	2,805,806	77.8%	2,437,726	79.1%

Consumer loans
Residential mortgage	396,154	10.9%	392,062	10.9%	281,124	9.1%
Home equity	24,375	0.7%	26,160	0.7%	19,928	0.6%
Trailers	178,035	4.9%	172,640	4.8%	154,555	5.0%
Recreational vehicles	133,283	3.7%	128,307	3.6%	105,876	3.4%
Other consumer loans	40,806	1.1%	37,186	1.0%	32,524	1.2%
Total consumer loans	772,653	21.3%	756,355	21.0%	594,007	19.3%

Net deferred loan fees, premiums, discounts and other [1]	43,127	1.2%	45,081	1.2%	50,394	1.6%

Total loans	$3,646,832	100.0%	$3,607,242	100.0%	$3,082,127	100.0%

	June 30, 2023		March 31, 2023		June 30, 2022
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$119,291	3.1%	$140,449	3.9%	$126,153	4.0%
Interest-bearing demand deposits	398,899	10.3%	351,641	9.7%	350,551	11.1%
Savings accounts	28,239	0.7%	32,762	0.9%	65,365	2.1%
Money market accounts	1,232,719	32.0%	1,254,013	34.6%	1,363,424	43.3%
BaaS - brokered deposits	25,549	0.7%	25,725	0.7%	194,133	6.2%
Certificates of deposits	1,366,409	35.5%	1,170,094	32.3%	800,598	25.3%
Brokered deposits	683,202	17.7%	647,606	17.9%	251,877	8.0%
Total deposits	$3,854,308	100.0%	$3,622,290	100.0%	$3,152,101	100.0%

1 Includes carrying value adjustments of $30.5 million, $31.5 million and 35.4 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total equity - GAAP	$354,332	$355,572	$365,332	$354,332	$365,332
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$349,645	$350,885	$360,645	$349,645	$360,645

Total assets - GAAP	$4,947,049	$4,721,319	$4,099,806	$4,947,049	$4,099,806
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,942,362	$4,716,632	$4,095,119	$4,942,362	$4,095,119

Common shares outstanding	8,774,507	8,943,477	9,404,000	8,774,507	9,404,000

Book value per common share	$40.38	$39.76	$38.85	$40.38	$38.85
Effect of goodwill	(0.53)	(0.53)	(0.50)	(0.53)	(0.50)
Tangible book value per common share	$39.85	$39.23	$38.35	$39.85	$38.35

Total shareholders' equity to assets	7.16%	7.53%	8.91%	7.16%	8.91%
Effect of goodwill	(0.09%)	(0.09%)	(0.10%)	(0.09%)	(0.10%)
Tangible common equity to tangible assets	7.07%	7.44%	8.81%	7.07%	8.81%

Total average equity - GAAP	$358,312	$363,273	$374,274	$360,779	$377,504
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$353,625	$358,586	$369,587	$356,092	$372,817

Return on average shareholders' equity	4.35%	(3.37%)	10.23%	0.48%	11.09%
Effect of goodwill	0.05%	(0.04%)	0.13%	0.01%	0.14%
Return on average tangible common equity	4.40%	(3.41%)	10.36%	0.49%	11.23%

Total interest income	$58,122	$52,033	$36,106	$110,155	$72,140
Adjustments:
Fully-taxable equivalent adjustments [1]	1,347	1,383	1,377	2,731	2,691
Total interest income - FTE	$59,469	$53,416	$37,483	$112,886	$74,831

Net interest income	$18,145	$19,574	$25,680	$37,719	$51,430
Adjustments:
Fully-taxable equivalent adjustments [1]	1,347	1,383	1,377	2,731	2,691
Net interest income - FTE	$19,492	$20,957	$27,057	$40,450	$54,121

Net interest margin	1.53%	1.76%	2.60%	1.64%	2.58%
Effect of fully-taxable equivalent adjustments [1]	0.11%	0.13%	0.14%	0.12%	0.13%
Net interest margin - FTE	1.64%	1.89%	2.74%	1.76%	2.71%

1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total revenue - GAAP	$24,016	$25,020	$29,994	$49,036	$62,564
Adjustments:
Mortgage-related revenue	—	(65)	—	—	—
Adjusted total revenue	$24,016	$24,955	$29,994	$49,036	$62,564

Noninterest income - GAAP	$5,871	$5,446	$4,314	$11,317	$11,134
Adjustments:
Mortgage-related revenue	—	(65)	—	(65)	—
Adjusted noninterest income	$5,871	$5,381	$4,314	$11,252	$11,134

Noninterest expense - GAAP	$18,670	$20,954	$17,985	$39,624	$36,765
Adjustments:
Mortgage-related costs	—	(3,052)	—	(3,052)	—
Acquisition-related expenses	—	—	(103)	—	(273)
Nonrecurring consulting fee	—	—	—	—	(875)
Discretionary inflation bonus	—	—	(531)	—	(531)
Accelerated equity compensation	—	—	(289)	—	(289)
Adjusted noninterest expense	$18,670	$17,902	$17,062	$36,572	$34,797

Income (loss) before income taxes - GAAP	$3,648	$(5,349)	$10,824	$(1,701)	$23,823
Adjustments:[1]
Mortgage-related revenue	—	(65)	—	(65)	—
Mortgage-related costs	—	3,052	—	3,052	—
Acquisition-related expenses	—	—	103	—	273
Partial charge-off of C&I participation loan	—	6,914	—	6,914	—
Nonrecurring consulting fee	—	—	—	—	875
Discretionary inflation bonus	—	—	531	—	531
Accelerated equity compensation	—	—	289	—	289
Adjusted income (loss) before income taxes	$3,648	$4,552	$11,747	$8,200	$25,791

Income tax (benefit) provision - GAAP	$(234)	$(2,332)	$1,279	$(2,566)	$3,069
Adjustments:[1]
Mortgage-related revenue	—	(14)	—	(14)	—
Mortgage-related costs	—	641	—	641	—
Acquisition-related expenses	—	—	21	—	57
Partial charge-off of C&I participation loan	—	1,452	—	1,452	—
Nonrecurring consulting fee	—	—	—	—	184
Discretionary inflation bonus	—	—	112	—	112
Accelerated equity compensation	—	—	61	—	61
Adjusted income tax (benefit) provision	$(234)	$(253)	$1,473	$(487)	$3,483

Net income (loss) - GAAP	$3,882	$(3,017)	$9,545	$865	$20,754
Adjustments:
Mortgage-related revenue	—	(51)	—	(51)	—
Mortgage-related costs	—	2,411	—	2,411	—
Acquisition-related expenses	—	—	82	—	216
Partial charge-off of C&I participation loan	—	5,462	—	5,462	—
Nonrecurring consulting fee	—	—	—	—	691
Discretionary inflation bonus	—	—	419	—	419
Accelerated equity compensation	—	—	228	—	228
Adjusted net income	$3,882	$4,805	$10,274	$8,687	$22,308
[1]Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Diluted average common shares outstanding	8,908,180	9,024,072	9,658,689	8,980,262	9,764,232

Diluted (loss) earnings per share - GAAP	$0.44	$(0.33)	$0.99	$0.10	$2.13
Adjustments:
Effect of mortgage-related revenue	—	(0.01)	—	(0.01)	—
Effect of mortgage-related costs	—	0.27	—	0.27	—
Effect of partial charge-off of C&I participation loan	—	0.60	—	0.61	—
Effect of acquisition-related expenses	—	—	0.01	—	0.02
Effect of nonrecurring consulting fee	—	—	—	—	0.07
Effect of discretionary inflation bonus	—	—	0.04	—	0.04
Effect of accelerated equity compensation	—	—	0.02	—	0.02
Adjusted diluted (loss) earnings per share	$0.44	$0.53	$1.06	$0.97	$2.28

Return on average assets	0.32%	(0.26%)	0.93%	0.04%	1.01%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of mortgage-related costs	0.00%	0.21%	0.00%	0.10%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	0.48%	0.00%	0.23%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.01%	0.00%	0.01%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.03%
Effect of discretionary inflation bonus	0.00%	0.00%	0.04%	0.00%	0.02%
Effect of accelerated equity compensation	0.00%	0.00%	0.02%	0.00%	0.01%
Adjusted return on average assets	0.32%	0.43%	1.00%	0.37%	1.08%

Return on average shareholders' equity	4.35%	(3.37%)	10.23%	0.48%	11.09%
Effect of mortgage-related revenue	0.00%	(0.06%)	0.00%	(0.03%)	0.00%
Effect of mortgage-related costs	0.00%	2.69%	0.00%	1.35%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	6.10%	0.00%	3.05%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.09%	0.00%	0.12%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.37%
Effect of discretionary inflation bonus	0.00%	0.00%	0.45%	0.00%	0.22%
Effect of accelerated equity compensation	0.00%	0.00%	0.24%	0.00%	0.12%
Adjusted return on average shareholders' equity	4.35%	5.36%	11.01%	4.85%	11.92%

Return on average tangible common equity	4.40%	(3.41%)	10.36%	0.49%	11.23%
Effect of mortgage-related revenue	0.00%	(0.06%)	0.00%	(0.03%)	0.00%
Effect of mortgage-related costs	0.00%	2.73%	0.00%	1.37%	0.00%
Effect of partial charge-off of C&I participation loan	0.00%	6.18%	0.00%	3.09%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.09%	0.00%	0.12%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.00%	0.37%
Effect of discretionary inflation bonus	0.00%	0.00%	0.45%	0.00%	0.23%
Effect of accelerated equity compensation	0.00%	0.00%	0.25%	0.00%	0.12%
Adjusted return on average tangible common equity	4.40%	5.44%	11.15%	4.92%	12.07%